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CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as of the 15th day of May, 2019 (the “Effective Date”), by and between Unique Fabricating NA, Inc., a Delaware corporation (the “Company”), and Kim Korth (“Consultant”).

In consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Consulting Services. The Company hereby engages Consultant to perform the services specified on the attached Schedule 1 (the “Services”). The parties agree that Consultant shall (a) provide the Services in person, by correspondence or by telephone and devote that number of days required to successfully perform such Services as determined by the Company in its discretion; (b) perform all Services in a professional and workmanlike manner; and (c) not knowingly infringe upon any third party’s intellectual property rights in performing the Services or otherwise complying with the terms of this Agreement. To the extent the Company requires that Consultant perform any additional services not specified on Schedule 1, the parties shall mutually agree on the actual number of additional days that Consultant shall devote, as well as the appropriate rate of compensation. Consultant shall perform the Services at the Company’s principal offices or such other location as may be mutually agreed upon by the parties.

2.Term; Termination. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall end upon the earlier of September 15, 2019 or completion of the Services to the satisfaction of the Company (the “Expiration Date”), subject to earlier termination as provided in this paragraph. The Term may be extended upon the mutual written consent of the Company and Consultant. The Company may terminate this Agreement at any time prior to the Expiration Date upon written notice to Consultant and this Agreement shall terminate without notice to Consultant upon the death or disability of Kim Korth. For purposes hereof, disability shall have the same meaning as the term “permanent and total disability” under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. Consultant may terminate this Agreement prior to the Expiration Date upon thirty (30) days’ prior written notice to the Company.

3.Compensation and Expenses. For performance of the Services, the Company shall pay Consultant at the rate of $25,000 per month. Consultant shall be reimbursed for all reasonable and necessary expenses incurred by it while performing the Services, subject to first obtaining the prior approval by the Company of any such expense. All fees and expenses set forth herein shall accrue from the Effective Date of this Agreement and shall be paid promptly by the Company after Consultant’s submission of the required supporting documentation. Other than as specifically set forth in this Section 3, Consultant acknowledges and agrees that it: (a) shall not be entitled to any other compensation or incentives from the Company; (b) is responsible for any and all other expenses, costs, charges and taxes of any kind incurred in connection with this Agreement, including, without limitation, all federal, state and local withholding taxes, and any other taxes that in any way relate to compensation paid by the Company to Consultant under this Agreement; and (c) shall indemnify and hold the Company and its directors, officers and employees harmless from and against any claims, debts, obligations or liabilities arising from any compensation or expenses paid pursuant to this Agreement.

4.Work Product. “Work Product” means all inventions, discoveries, software, works, products, processes, methods, materials, data, documentation, specifications, designs, reports, other works of authorship, or other deliverables, whether or not protectable by patent, trade secret or copyright, that are developed, conceived or reduced to practice by Consultant, either alone or with others, in the performance of Services hereunder, including, without limitation, any and all intellectual property rights therein. Consultant agrees that any copyrightable work created by Consultant under this Agreement constitutes a “work-for-hire” to the extent allowed by applicable law, with all right, title and interest in such copyrightable work belonging to the Company. Consultant shall, at the Company’s expense, execute documents and provide other reasonable assistance as requested by the Company to assist the Company to evidence and perfect its ownership of the Work Product and any available patent, copyright or other legal protection for the Work Product. The Company shall pay Consultant for any such assistance, other than for the execution of documents, on a time and materials basis at a mutually agreed upon rate.

5.Confidentiality. Consultant agrees to maintain in confidence all information that it has received or developed or may receive or develop, or to which it has been exposed or may be exposed as a result of the activities with the Company under this Agreement (“Confidential Information”). Consultant further agrees that it shall not disclose such Confidential Information to any third party, nor permit use of the same for the benefit of itself or others, without the express written consent of the Company. At the request of the Company, Consultant shall promptly return or give to the Company all Confidential Information (including all samples, documentation, information, and derivative information, including Consultant’s notes and prototypes which have been generated as a result of the Services).

6.     Restrictive Covenants.
         (a)     Non-Competition. Consultant acknowledges that the Company is engaged in the business of engineering and manufacturing multi-material foam, rubber and plastic components used in noise, vibration and harshness acoustical management, water sealing, for the North American automotive and heavy duty truck and the appliance, water heater and HVAC industries and markets (the “Field of Interest”) and that any engagement by Consultant, directly or indirectly, in the Field of Interest may be detrimental to the Company. Consultant agrees that, during the term of this Agreement and for a period of 12 months thereafter, it shall not, without the prior written consent of the Company, for it or on behalf of any other person or entity, directly or indirectly, either as principal, agent, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be connected or employed by, or otherwise associate in any manner with, or engage in any business which is in all or any part of the Field of Interest anywhere in the world; provided that ownership, directly or indirectly, of less than one percent (1%) of the outstanding equity of a publicly-traded entity or fund shall not be deemed a breach of the foregoing restriction.
         (b)     Non-Solicitation/Diversion. Consultant hereby agrees that, during the term of this Agreement and for a period of 12 months thereafter, that it shall not, without the prior written consent of the Company, directly or indirectly, either individually or on behalf of or through any other person, business, enterprise or entity (other than the Company) (a) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (b) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a licensor, customer or supplier of the Company or from doing business with the Company.

7.     Reasonableness of Restrictions; Independence. Consultant recognizes and acknowledge that the restrictions and limitations set forth in this Agreement, including such provisions set forth in Sections 5 and 6 above, are legitimate and fair in light of its access to confidential and proprietary information of the Company and its relationship with the Company. Each of the rights of the Company enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity.

8.    Cooperation with the Company after Termination. Following expiration or earlier termination of this Agreement for any reason, Consultant shall fully cooperate with the Company in all matters relating to the winding up of Consultant’s Services and the orderly transfer of such matters to any person designated by the Company and shall promptly return to the Company all of the property of the Company and any other materials or information related to the Company, including all work product, whether finished or unfinished, prepared or produced by Consultant for the benefit of the Company under this Agreement. Consultant shall be reasonably available, at the Company’s expense, to the Company in connection with any threatened, actual or future litigation or dispute involving the Company (collectively, “Future Litigation”) in which, and to the extent that, Consultant’s availability is deemed necessary or desirable by the Company.
9.    No Conflict. Consultant hereby represents and warrants to the Company that: (a) this Agreement constitutes Consultant’s legal and binding obligation, enforceable against it in accordance with its terms; (b) its execution and performance of this Agreement does not and shall not breach any other agreement, arrangements, understanding, obligation of confidentiality or employment relationship to which it is a party or by which it is bound; and (c) during the Term, it shall not enter into any agreement, either written or oral, in conflict with this Agreement or its obligations hereunder.
10.    Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes, including, but not limited to, federal and state tax purposes, shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.
11.    Remedies. 12.     Miscellaneous
(a)Successors and Assigns; Entire Agreement; No Assignment; Severability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors or heirs, distributees and personal representatives. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. Consultant may not assign this Agreement without the prior written consent of the Company. If any portion of this Agreement is deemed unenforceable, such provision shall be enforced to the fullest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.
(b)Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) seven (7) business days after the business day of transmission, if sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) seven (7) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other nationally-recognized express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers as follows: If to the Company: Unique Fabricating NA, Inc., 800 Standard Parkway, Auburn Hills, MI 48326, Attention: Chief Financial Officer. If to Consultant: Kim Korth, Facsimile: ______________.

(c)Changes; No Waiver. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.
(d)Governing Law; Jurisdiction. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Michigan, without regard to the conflicts of law principles thereof. Each party hereby submits itself, for the sole purpose of this Agreement and any controversy arising hereunder, to the exclusive jurisdiction of the state and Federal courts located in the State of Michigan, and waives any objection (on the grounds of lack of jurisdiction, forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such court in the State of Michigan. Each party hereby agrees that service of process may be served on it by certified mail, return receipt requested, or overnight courier, sent to address of such entity listed in Section 12(b) above (or such other address as any such party notifies the others thereof by written notice).
(e)Survival. The obligations and responsibilities of Consultant under the Sections 4, 5 and 6 of this Agreement shall remain in full force and effect and survive expiration or termination of this Agreement.
(f)Fees and Expenses. The parties hereby agree that each party shall each bear his, her or its own legal and other expenses with respect to these transactions.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date written below.

UNIQUE FABRICATING NA, INC.

By:____________________
Name: Richard Baum
Title: Chairman

CONSULTANT:
6th Avenue Group

By:_________________________
Name: Kim Korth
Title: President

SCHEDULE A
DESCRIPTION OF SERVICES

CEO Transition Services including onsite (once per week) and telephonic meetings as required., weekly board updates and CEO search assistance.